UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2015

Strayer Education, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	0-21039	52-1975978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2303 Dulles Station Boulevard Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

(703) 561-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Mark C. Brown retired as Chief Financial Officer of the Company effective March 1, 2015. Daniel W. Jackson, 40, who has been with the Company since 2003, was promoted to Chief Financial Officer from his previous position as the Company’s Senior Vice President and Treasurer.  Information regarding Mr. Jackson, an existing officer of the Company, is set forth in the Company’s most recent Annual Report on Form 10-K, filed with the Commission on February 20, 2015, and is incorporated herein by reference.

In addition, the Company appointed Thomas J. Aprahamian as Chief Accounting Officer effective March 1, 2015. Mr. Aprahamian, 46, is Senior Vice President and Corporate Controller, and has been with the Company since 2009, having also served as University Controller and Vice President.  Mr. Aprahamian previously served for six years as Controller of the Advisory Board Company, where he was also Chief Accounting Officer, Secretary and Treasurer, and he has held other senior finance roles at companies in the financial, consumer services and telecommunications industries. He began his career at Arthur Andersen & Co. and holds a bachelor’s degree in accounting from James Madison University.  Mr. Aprahamian is a Certified Public Accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAYER EDUCATION, INC.

Date:	March 4, 2015	By:	/s/ Viet D. Dinh
Viet D. Dinh
General Counsel and Corporate Secretary

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